Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Omnibus Stock Incentive Program, the Employee Stock Purchase Plan and the Career Agent Stock Purchase Plan of Pioneer Financial Services, Inc., of our report dated March 8, 1996, with respect to the consolidated financial statements and financial statement schedules of Pioneer Financial Services, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, as amended by Form 10-K/A, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP



April 12, 1996